COTTON, BLEDSOE, TIGHE & DAWSON
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                                    SUITE 300
                                500 WEST ILLINOIS
                            MIDLAND, TEXAS 79701-4337
                          P. O. BOX 2776 ZIP 79702-2776
                            TELEPHONE (432) 684-5782
                               FAX (432) 682-3672

                                                                     EXHIBIT 5.1

                                February 10, 2006

Mexco Energy Corporation
214 W. Texas Avenue, Suite 1101
Midland, Texas 79701

      Re:   Registration Statement on Form S-8
            Mexco Energy Corporation 1997 Employee Incentive Stock Plan and Mexco Energy Corporation 2004 Incentive Stock Plan

Gentlemen:

      We have acted as counsel for Mexco Energy Corporation, a Colorado corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 725,000 shares (the "Shares") of the common stock, par value $0.50 per share (the "Common Stock") of the Company reserved for issuance under the Mexco Energy Corporation 1997 Employee Incentive Stock Plan and Mexco Energy Corporation 2004 Incentive Stock Plan (the "Plans"). A Registration Statement on Form S-8 (the "Registration Statement") covering the sale of the Shares was filed under the Act with the Securities and Exchange Commission (the "Commission").

      In reaching the conclusions expressed in this opinion, we have examined signed copies of the Registration Statement and all exhibits thereto. We have also examined and relied upon originals or copies certified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares and related matters, (iii) the Plans, and (iv) such other agreements and instruments relating to the Company as we have deemed necessary or appropriate for the purposes of the opinions hereinafter expressed. In rendering such opinions, we have relied, to the extent we deemed reasonable, on certificates and certain other information provided to us by officers of the Company and public officials as to matters of fact of which the maker of such certificates or the person providing such information had knowledge. Furthermore, in rendering such opinions we have assumed that the signatures on all documents examined by us are genuine, that all documents and corporate record books submitted to us as originals are authentic, accurate and complete, and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof. We have also assumed that the approval and adoption of the 2004 Incentive Stock Plan by the Board of Directors of the Company constitutes the authorization and reservation of the Shares to be issued under that Plan.

      Based solely upon the foregoing, subject to the assumptions, limitations and qualifications set forth herein, and specifically limited in all respects to the laws of the State of Colorado and the United States of America, we are of the opinion that the Shares registered pursuant to the Registration Statement have been duly and validly authorized by the Company, and when paid for, issued or sold and delivered in accordance with the terms of the Plans such Shares will be legally issued, fully paid and nonassessable. Please note in this regard that we are not licensed to practice law in the State of Colorado, but we have reviewed Section 7-106-205 of the Colorado corporation statutes in connection with the opinions expressed herein.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

      This opinion is rendered only to the Company and solely for the benefit of the Company and the Commission in connection with the registration and the issuance of the Shares pursuant to the Registration Statement and the Plans, respectively. This opinion may not be otherwise used, circulated, quoted, relied upon, or referred to by you or the Commission for any other purpose or by any other person, firm or corporation for any purpose, without our prior written consent.

                                         Yours very truly,

                                         COTTON, BLEDSOE, TIGHE & DAWSON

                                         By: /s/ Dan G. LeRoy